Hire Purchase-i Contract

(Al-Ijarah Thumma Al-Bai)

Stamped under Item 4 First Schedule of the Stamp Act 1949

Stamp Duty RM10

Contract No:	HPC 331-418988 (3)	
Date:	2 3 FEB 2021	
The Owner (Bank):	HSBC Amanah Malaysia Berhad (Company No. 807705-X) Registered Address 10th Floor, North Tower, No. 2, Leboh Ampang, 50100, Kuala Lumpur	Business Address No. 1, Downing Street, 10300 Penang
The Hirer (Customer):	**TEM ELECTRONICS (M) SDN. BHD.** (Company No. **365460-T**) Registered Address 119A & C, Lorong Macalister, 10400 Georgetown, Pulau Pinang	Business Address Lot A99, Jalan 2A-3, A101 & A102 Jalan 2A, Kawasan Perusahaan MIEL Sungai Lalang 08000 Sungai Petani Kedah
Date of Offer Letter:	**12 September 2019**	
Utilization of Industrial Hire Purchase-i Line:	**Facility Amount for this Hire Purchase-i Contract:** **RM664,928.35**	**Remaining Limit of Industrial Hire Purchase-i Line:** **RM35,741.83**

This Hire Purchase-i Contract is made on this date between the Owner and the Hirer pursuant to the Offer Letter and all amendments, variations and modifications thereto, and shall be read and construed in accordance with the provisions of the Offer Letter. Except where expressly varied, the terms and conditions of the Offer Letter shall apply hereto as though fully set out herein.

The Owner has purchased the Asset described in Item 1.0. The Owner hereby hires the Asset to the Hirer and the Hirer accepts the hire upon the terms and conditions set out in this Hire Purchase-i Contract.

1.0	**Description of Asset**	:	**As per invoice attached** including any replacements of any part(s) or any additions of part(s) (inclusive of accessories) made thereto by the Owner/Hirer during the Term of Hire.
2.0	**Premises at which the Asset is to be delivered and kept**	:	**LOT A99 JALAN 2A-3, LOT A101 & A102, JALAN 2A, KAWASAN PERUSAHAAN MIEL, SUNGAI LALANG, 08000 SUNGAI PETANI, KEDAH, MALAYSIA**
3.0	**Hiring Commencement Date**	:	
4.0	**Term of Hire**	:	**5** years from the Hiring Commencement Date.
5.0	**Hire Rental Rate**	:	Flat rate of **3.00%** or Effective Rate of **6.06%** per annum; equal to the Bank's prevailing Cost of Funds of the same periodicity as the hire rental period (COF) plus a spread per annum.
6.0	**Hire Rental Period**	:	The Term of Hire is divided into **60** Consecutive monthly hire rental periods, the first hire rental period starting on the Hiring Commencement Date and the final hire rental period ending on the expiry of the Term of Hire.

7.0	**Total Hire Rentals**	:	**RM772,409.40** payable by way of monthly Hire Rentals in arrears of **RM12,873.49** each or as specified in the disbursement notification sent by the Bank to the Hirer on or after the Hiring Commencement Date, no later than the last day of the applicable hire rental period. The final amount for the monthly Hire Rentals will be as stated in the disbursement notification.
8.0	**Prepaid Hire Rental (non-return generating)**	:	NIL
9.0	**Amount of Takaful Coverage for the Asset**	:	**RM738,809.28**
10.0	**Delivery And Inspection of Asset**	:	The Hirer acknowledges that it is solely responsible for selecting the Asset without any advice or recommendation from the Owner. The Hirer warrants that before signing this Hire Purchase-i Contract and before accepting the Asset or any part or instalment of it that it has examined the Asset and has satisfied itself as to the Asset's condition, size, design, capacity, quantity, specifications and its suitability for the Hirer's purposes. The Hirer shall be responsible to arrange for and obtain delivery of the Asset to the premises described in Item 2.0 at the Hirer's cost and expense.
11.0	**Additional Provisions**	:	This Hire Purchase-i Contract is only effective if the Hirer signs and delivers to the Bank an undertaking (*wa'ad*) to purchase the Asset upon the occurrence of an event of default by it or breach of the terms and conditions specified in its undertaking in a form and substance agreed to by the Bank. At the end of the Term of Hire provided the Customer's undertaking has not been enforced, the Hirer will acquire the Asset by way of sale by the Bank under an Asset Disposal Agreement. The Hirer acknowledges that it shall be liable for any loss, damage or impairment of the Asset unless it proves there is no misconduct, negligence or breach of any terms herein on its part that resulted in the loss or impairment of the Asset. In the event the Asset is destroyed or substantially damaged beyond economic repair, indefinitely detained, distrained, confiscated, compulsory required or lost or damaged for any reason whatsoever beyond the control of the Owner and/or the Hirer and which is not within the usual all-risks and force majeure takaful coverage or insurance available in the market, the Owner shall not claim the outstanding Hire Rentals from the Hirer.

This Hire Purchase-i Contract and the Offer Letter shall constitute the entire contract between the Owner and the Hirer for the hiring of the Asset and all or any representations by the Owner, its agents or servants, prior to the execution of this Hire Purchase-i Contract are deemed to be superseded unless expressly incorporated herein.

This Hire Purchase-i Contract shall not be binding upon the Owner until the Owner has executed the same. The provisions of this clause shall not be affected or prejudiced by reason of any pre-payment of money by the Hirer or the delivery of the Asset to the Hirer and any such delivery shall, pending execution of this Hire Purchase-i Contract by the Owner, be deemed as conditional.

THE OWNER
SIGNED by) As Attorney for **HSBC AMANAH MALAYSIA BERHAD**
Name: Magendran Arumugam)
Designation: Asst Mgr Credit Services)
)

THE HIRER
SIGNED by) For and on behalf **TEM ELECTRONICS (M) SDN. BHD. (365460-T)**
Name:)
NRIC No:)
)

*SIGNED by)
Name: Vincent Ho Pang-Cheng)
PASSPORT No: [redacted])
)

*SIGNED by)
Name: Lee Ewe Chee)
NRIC No: [redacted])
)

* *To cancel if not applicable*